Report of Independent Registered Public Accounting Firm

To the Board of Trustees of John Hancock Exchange-Traded Fund Trust and Shareholders of John Hancock Multifactor Consumer Discretionary ETF, John Hancock Multifactor Consumer Staples ETF, John Hancock Multifactor Developed International ETF, John Hancock Multifactor Energy ETF, John Hancock Multifactor Financials ETF, John Hancock Multifactor Healthcare ETF, John Hancock Multifactor Industrials ETF, John Hancock Multifactor Large Cap ETF, John Hancock Multifactor Materials ETF, John Hancock Multifactor Mid Cap ETF, John Hancock Multifactor Small Cap ETF, John Hancock Multifactor Technology ETF, and John Hancock Multifactor Utilities ETF

In planning and performing our audits of the financial statements of the funds listed in the table below, (hereafter collectively referred to as the “Funds”) as of April 30, 2018 and for the periods indicated in the table below, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-CEN, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds’ internal control over financial reporting.

John Hancock Multifactor Consumer Discretionary ETF	For the period May 1, 2017 through April 30, 2018
John Hancock Multifactor Consumer Staples ETF
John Hancock Multifactor Developed International ETF
John Hancock Multifactor Energy ETF
John Hancock Multifactor Financials ETF
John Hancock Multifactor Healthcare ETF
John Hancock Multifactor Industrials ETF
John Hancock Multifactor Large Cap ETF
John Hancock Multifactor Materials ETF
John Hancock Multifactor Mid Cap ETF
John Hancock Multifactor Technology ETF
John Hancock Multifactor Utilities ETF

John Hancock Multifactor Small Cap ETF	For the period November 8, 2017 (commencement of operations) through April 30, 2018

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210
T: (617) 530 5000, F:(617) 530 5001, www.pwc.com/us

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2018.

This report is intended solely for the information and use of the Board of Trustees of John Hancock Exchange-Traded Fund Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
June 14, 2018